Exhibit 99.1
CUMULUS MEDIA Reports Operating Results for First Quarter 2019

Q1 Net Revenue Growth of 1.4% and Adjusted EBITDA Growth of 3.8%

ATLANTA, GA — May 9, 2019: Cumulus Media Inc. (NASDAQ: CMLS) (the “Company,” “we,” “us,” or “our”) today announced operating results for the three months ended March 31, 2019.

For the three months ended March 31, 2019, the Company reported net revenue of $267.5 million, an increase of 1.4% from the three months ended March 31, 2018, net income of $0.5 million and Adjusted EBITDA of $41.8 million, an increase of 3.8% from the three months ended March 31, 2018.

Mary G. Berner, President and Chief Executive Officer of CUMULUS MEDIA said, “Driven by a steady focus on our key strategic priorities including accelerating digital growth, our strong performance continued in Q1 2019 with year-over-year increases in both revenue and EBITDA.  Additionally, we now have four pending M&A transactions that collectively are expected to generate more than $120 million of net proceeds and bolster our competitive positions in Indianapolis and Allentown.  Combined with the $25 million voluntary prepayment made in February, these proceeds will reduce our net leverage to 4.8x on a pro forma basis.  We look forward to continuing our disciplined execution against all our strategic priorities and financial goals in the quarters ahead.”

Operating Summary (in thousands, except percentages and per share data):

	Successor Company	Predecessor Company
	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018	% Change
Net revenue	$267,496	$263,679	1.4%
Net income (loss)	$451	$(5,001)	N/A
Adjusted EBITDA (1)	$41,804	$40,269	3.8%
Basic income (loss) per share	$0.02	$(0.17)	N/A
Diluted income (loss) per share	$0.02	$(0.17)	N/A

	March 31, 2019	December 31, 2018	% Change
Cash and cash equivalents	$15,333	$27,584	(44.4)%
Term loan	$1,214,668	$1,243,299	(2.3)%

	Successor Company	Predecessor Company
	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018	% Change
Capital expenditures	$5,126	$9,005	(43.1)%

(1)
Adjusted EBITDA is not a financial measure calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see “Non-GAAP Financial Measure."

Results for Three Months Ended March 31, 2019

Net Revenue
The Company operates in two reportable segments, the Cumulus Radio Station Group and Westwood One. Cumulus Radio Station Group revenue is derived primarily from the sale of broadcasting time on our owned or operated stations to local, regional and national advertisers. Westwood One revenue is generated primarily through network advertising on our owned or operated stations and on its approximately 8,000 affiliate stations.
Corporate and Other includes overall executive, administrative and support functions for both the Company’s reportable segments, including accounting, finance, legal, human resources, information technology and programming functions.

The following tables present our net revenue by segment (dollars in thousands):

	Three Months Ended March 31, 2019 (Successor Company)
	Cumulus Radio Station Group	Westwood One	Corporate and Other	Consolidated
Net revenue	$166,541	$100,359	$596	$267,496
% of total revenue	62.3%	37.5%	0.2%	100.0%
$ change from three months ended March 31, 2018	$(1,684)	$5,569	$(68)	$3,817
% change from three months ended March 31, 2018	(1.0)%	5.9%	(10.2)%	1.4%

	Three Months Ended March 31, 2018 (Predecessor Company)
	Cumulus Radio Station Group	Westwood One	Corporate and Other	Consolidated
Net revenue	$168,225	$94,790	$664	$263,679
% of total revenue	63.8%	35.9%	0.3%	100.0%

Net income (loss)

The following tables present our net income (loss) by segment (dollars in thousands):

	Three Months Ended March 31, 2019 (Successor Company)
	Cumulus Radio Station Group	Westwood One	Corporate and Other	Consolidated
Net income (loss)	$25,843	$9,563	$(34,955)	$451
$ change from three months ended March 31, 2018	$(2,965)	$3,741	$4,676	$5,452
% change from three months ended March 31, 2018	N/A	N/A	N/A	N/A

	Three Months Ended March 31, 2018 (Predecessor Company)
	Cumulus Radio Station Group	Westwood One	Corporate and Other	Consolidated
Net income (loss)	$28,808	$5,822	$(39,631)	$(5,001)

Adjusted EBITDA

The following tables present our Adjusted EBITDA by segment (dollars in thousands):

	Three Months Ended March 31, 2019 (Successor Company)
	Cumulus Radio Station Group	Westwood One	Corporate and Other	Consolidated
Adjusted EBITDA	$34,391	$15,950	$(8,537)	$41,804
$ change from three months ended March 31, 2018	$(1,795)	$3,294	$36	$1,535
% change from three months ended March 31, 2018	(5.0)%	26.0%	(0.4)%	3.8%

	Three Months Ended March 31, 2018 (Predecessor Company)
	Cumulus Radio Station Group	Westwood One	Corporate and Other	Consolidated
Adjusted EBITDA	$36,186	$12,656	$(8,573)	$40,269

Earnings Conference Call Details
The Company will host a conference call today at 4:30 PM EDT to discuss its first quarter 2019 operating results. A link to the webcast of the conference call will be available on the investor section of the Company’s website (www.cumulusmedia.com/investors/). The conference call dial-in number for domestic callers is 877-830-7699, and international callers should dial 248-847-2515 for call access. If prompted, the conference ID number is 1496528. Please call five to ten minutes in advance to ensure that you are connected prior to the call.

Following completion of the call, a telephonic replay can be accessed until 11:59 PM EDT on June 9, 2019, by dialing 855-859-2056 or 404-537-3406 and using the replay code 1496528.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial, and strategic performance. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors including, but not limited to, risks and uncertainties related to our recently completed financial restructuring and other risk factors described from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter our actual results of operations or financial condition. CUMULUS MEDIA assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

About CUMULUS MEDIA
A leader in the radio broadcasting industry, CUMULUS MEDIA (NASDAQ: CMLS) combines high-quality local programming with iconic, nationally syndicated media, sports and entertainment brands to deliver premium content choices to the 245 million people reached each week through its 434 owned-and-operated stations broadcasting in 87 US media markets (including eight of the top 10), approximately 8,000 broadcast radio stations affiliated with its Westwood One network and numerous digital channels. Together, the Cumulus Radio Station Group and Westwood One platforms make CUMULUS MEDIA one of the few media companies that can provide advertisers with national reach and local impact. The Cumulus Radio Station Group and Westwood One are the exclusive radio broadcast partner to some of the largest brands in sports, entertainment, news, and talk, including the NFL, the NCAA, the Masters, the Olympics, the GRAMMYs, the Academy of Country Music Awards, the American Music Awards, the Billboard Music Awards, and more. Additionally, the Company is the nation's leading provider of country music and lifestyle content through its NASH brand, which serves country fans nationwide through radio programming, exclusive digital content, and live events. For more information, visit www.cumulusmedia.com.

For further information, please contact:
Cumulus Media Inc.
Investor Relations
IR@cumulus.com
404-260-6600

CUMULUS MEDIA INC.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands)

	Successor Company	Predecessor Company
	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018
Net revenue	$267,496	$263,679
Operating expenses:
Content costs	103,752	102,866
Selling, general and administrative expenses	113,503	112,083
Depreciation and amortization	14,590	11,981
Local marketing agreement fees	1,043	1,107
Corporate expenses	8,532	8,600
Stock-based compensation expense	1,208	166
Acquisition-related restructuring costs	2,777	1,721
Loss on sale of assets or stations	26	11
Total operating expenses	245,431	238,535
Operating income	22,065	25,144
Non-operating (expense) income:
Reorganization items, net	—	(30,167)
Interest expense	(22,156)	(128)
Interest income	4	29
Gain on early extinguishment of debt	381	—
Other (expense) income, net	(28)	3
Total non-operating expense, net	(21,799)	(30,263)
Income (loss) before income tax benefit	266	(5,119)
Income tax benefit	185	118
Net income (loss)	$451	$(5,001)

Non-GAAP Financial Measure
From time to time we utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. Consolidated adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA") and segment Adjusted EBITDA are the financial metrics by which management and the chief operating decision maker allocate resources of the Company and analyze the performance of the Company as a whole and each of our reportable segments. Management also uses this measure to determine the contribution of our core operations to the funding of our corporate resources utilized to manage our operations and our non-operating expenses including debt service and acquisitions. In addition, consolidated Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants in our credit agreement.

In determining Adjusted EBITDA, the Company excludes from net income items not related to core operations and those that are non-cash including: interest, taxes, depreciation, amortization, stock-based compensation expense, gain or loss on the exchange, sale, or disposal of any assets or stations, early extinguishment of debt, local marketing agreement fees, expenses relating to acquisitions, divestitures, restructuring costs, reorganization items and non-cash impairments of assets, if any.
Management believes that Adjusted EBITDA, although not a measure that is calculated in accordance with GAAP, is commonly employed by the investment community as a measure for determining the market value of a media company and comparing the operational and financial performance among media companies. Management has also observed that Adjusted EBITDA is routinely utilized to evaluate and negotiate the potential purchase price for media companies. Given the relevance to our overall value, management believes that investors consider the metric to be extremely useful.
Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss), operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, Adjusted EBITDA may be defined or calculated differently by other companies, and comparability may be limited.

The following tables reconcile net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to segment and consolidated Adjusted EBITDA for the three months ended March 31, 2019 (Successor Company) and 2018 (Predecessor Company)(dollars in thousands):

	Three Months Ended March 31, 2019 (Successor Company)
	Cumulus Radio Station Group	Westwood One	Corporate and Other	Consolidated
GAAP net income (loss)	$25,843	$9,563	$(34,955)	$451
Income tax benefit	—	—	(185)	(185)
Non-operating expense, including net interest expense	186	142	21,852	22,180
Local marketing agreement fees	1,043	—	—	1,043
Depreciation and amortization	7,305	6,195	1,090	14,590
Stock-based compensation expense	—	—	1,208	1,208
Loss on sale of assets or stations	14	—	12	26
Acquisition-related and restructuring costs	—	50	2,727	2,777
Franchise and state taxes	—	—	95	95
Gain on early extinguishment of debt	—	—	(381)	(381)
Adjusted EBITDA	$34,391	$15,950	$(8,537)	$41,804

	Three Months Ended March 31, 2018 (Predecessor Company)
	Cumulus Radio Station Group	Westwood One	Corporate and Other	Consolidated
GAAP net income (loss)	$28,808	$5,822	$(39,631)	$(5,001)
Income tax benefit	—	—	(118)	(118)
Non-operating (income) expense, including net interest (income) expense	(1)	127	(30)	96
Local marketing agreement fees	1,107	—	—	1,107
Depreciation and amortization	6,141	5,478	362	11,981
Stock-based compensation expense	—	—	166	166
Loss on sale of assets or stations	11	—	—	11
Reorganization items, net	—	181	29,986	30,167
Franchise and state taxes	—	—	139	139
Acquisition-related and restructuring costs	120	1,048	553	1,721
Adjusted EBITDA	$36,186	$12,656	$(8,573)	$40,269